SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 9, 2004



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




    Maryland                     0-11083                          13-3147497
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(State or other             (Commission file No.)                (IRS Employer
  jurisdiction of                                                    I.D. No.)
  incorporation)


     60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
     ------------------------------------------------------------------
     (Address of principal executive offices)                (Zip code)


     Registrant's telephone number, including area code    516-466-3100
                                                           ------------








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Item 12.   Results of Operations and Financial Condition

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on August 9, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the quarter and six months ended June 30, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                         ONE LIBERTY PROPERTIES, INC.



Date:     August 10, 2004                By:  /s/ Simeon Brinberg
                                         -----------------------------------
                                         Simeon Brinberg
                                         Senior Vice President


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                                     EXHIBIT
                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2004

Great Neck, New York - August 9, 2004 - One Liberty Properties, Inc. (NYSE: OLP) today announced that for the three months ended June 30, 2004 it had revenues of $6,198,000 and net income applicable to common stockholders of $2,221,000, or $.23 per share on a diluted basis. Net income includes the Company's equity in earnings of unconsolidated joint ventures of $295,000. For the quarter ended June 30, 2003, the Company reported revenues of $4,583,000 and net income applicable to common stockholders of $1,749,000, or $.31 per share on a diluted basis. Net income for the quarter ended June 30, 2003 includes the Company's equity in earnings of unconsolidated joint ventures of $588,000. The weighted average number of common shares outstanding on a diluted basis was 9,736,000 and 5,715,000 for the three months ended June 30, 2004 and June 30, 2003, respectively.

The Company had revenues of $11,848,000 and net income applicable to common stockholders of $4,466,000, or $.46 per share on a diluted basis for the six months ended June 30, 2004. Net income for the six months ended June 30, 2004 includes the Company's equity in earnings of unconsolidated joint ventures of $970,000. This compares with revenues, net income applicable to common stockholders and net income per share on a diluted basis of $9,226,000, $3,689,000 and $.65 per share, respectively for the six months ended June 30, 2003. Net income for the six months ended June 30, 2003 includes the Company's equity in earnings of unconsolidated joint ventures of $1,243,000. The weighted average number of common shares outstanding on a diluted basis was 9,712,000 and 5,691,000 for the six months ended June 30, 2004 and June 30, 2003, respectively.

Funds from operations applicable to common stockholders for the three months ended June 30, 2004 was $3,624,000, or $.37 per share on a diluted basis, compared to $2,708,000, or $.47 per share on a diluted basis, for the three months ended June 30, 2003. Funds from operations for the six months ended June 30, 2004 was $7,157,000, or $.74 per share on a diluted basis, as compared to $5,599,000, or $.98 per share on a diluted basis, for the six months ended June 30, 2003. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, the Company's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses and deducts gain on sale of real estate and cash distributions paid to preferred stockholders. (See the attached chart). The Company redeemed all of its outstanding preferred stock on December 30, 2003.

Commenting on the results of operations and the funds from operations, Jeffrey Fishman, President and Chief Executive Officer of the Company noted that revenues, substantially all of which represents rental income, increased by $1,615,000, or 35.2%, quarter versus quarter and $2,622,000, or 28.4%, six months versus six months due to rental revenues earned on properties acquired between February 2003 and May 2004. Total expenses increased $1,095,000, or 34.5%, quarter versus quarter and $2,077,000, or 33.1%, six months versus six months as a result of increases in depreciation and amortization due to the ownership of additional properties, increases in mortgage interest as the result of new mortgages placed on two properties, the assumption of mortgages in connection with four property acquisitions and the refinancing of one mortgage and increases in general and administrative expenses. The increase in general and administrative expenses in 2004 is principally due to an increase in professional fees resulting from property acquisitions, mortgage refinancings and compliance with Sarbanes-Oxley, increased staffing, increases in executive compensation and amortization of restricted stock awards. The increase in expenses in the six months ending June 30, 2004 is also due to a non-recurring fee for the initial listing by the Company of its common stock on the New York Stock Exchange in January 2004.

In reviewing the results, Mr. Fishman commented that the per share income in both 2004 periods declined in comparison to the 2003 periods due to the fact that as a result of the public offering completed by the Company in October 2003 there was a significant increase in the weighted average number of shares outstanding, combined with the fact that the proceeds from such public offering have not yet been fully utilized. He noted that the Company purchased three properties in the six months ended June 30, 2004 for a total consideration of approximately $28,700,000, one of which was purchased in the middle of May 2004, and that at June 30, 2004 the Company had cash and cash equivalents of approximately $20,915,000, substantially all of which will be used for property acquisitions. He reported that the Company has entered into a contract to acquire a long term ground leasehold position in a 16 screen megaplex theater leased to Consolidated Theaters Inc. for $8.3 million and a contract to acquire for a joint venture in which the Company is a 50% partner, a 926,000 square foot industrial complex for a consideration of $12.5 million. The industrial complex, located in South Milwaukee, Wisconsin is leased on a long term net lease basis to Bucyrus International, Inc. Both purchases are expected to close within the next two weeks.

The Company's equity in earnings of one of its movie theater joint ventures decreased by $449,000 and $550,000 in the quarter and six months ended June 30, 2004. This is due to the non-payment of rent at one of the joint venture's theater properties and a decision to reverse the entire straight line rent previously recognized with respect to this theater, as well as another theater operated by the same lessee. Equity in earnings of unconsolidated joint ventures was also adversely affected in the quarter and six months periods by the bankruptcy of a retail tenant (not a movie theater) occupying a property owned by a joint venture in which the Company has a 50% equity position. These decreases were offset in part by the Company's purchase of an additional 25% interest in another movie theater joint venture as of October 1, 2003 resulting in an increase in the equity in earnings from this venture.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the private securities litigation reform act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2003. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
(516) 466-3100



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

                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                         Three Months Ended             Six Months Ended
                                                                                June 30,                     June 30,
                                                                         2004           2003          2004          2003
                                                                         ----           ----          ----          ----

Revenues
   Rental income - Note 1                                              $ 6,137         $ 4,513       $11,695      $ 8,990
   Interest and other income                                                61              70           153          236
                                                                       -------         -------       -------      -------
                                                                         6,198           4,583        11,848        9,226
                                                                       -------         -------       -------      -------

Expenses
   Depreciation and amortization                                         1,138             782         2,161        1,553
   Interest-mortgages payable                                            2,106           1,593         4,117        3,172
   Interest-line of credit                                                  76              97           128          210
   General and administrative                                              746             525         1,601        1,065
   Real estate expenses                                                    206             180           346          276
                                                                        ------          ------        ------       ------
                                                                         4,272           3,177         8,353        6,276
                                                                        ------          ------        ------       ------

Earnings before equity in earnings of unconsolidated
      joint ventures and gain on sale                                    1,926           1,406         3,495        2,950

Equity in earnings of unconsolidated joint ventures                        295             588           970        1,243

Gain on sale of real estate and available-for-sale
    securities                                                               -              14             1           14
                                                                       -------         -------       -------      -------

Net income                                                             $ 2,221         $ 2,008       $ 4,466      $ 4,207
                                                                       =======         =======       =======      =======

Calculation of net income applicable to common stockholders:
Net income                                                             $ 2,221         $ 2,008       $ 4,466      $ 4,207
Less: distributions on preferred stock                                       0             259             0          518
                                                                       -------         -------       -------      -------

Net income applicable to
   common stockholders                                                 $ 2,221         $ 1,749       $ 4,466      $ 3,689
                                                                       =======         =======       =======      =======

Net income per common share:
     Basic                                                             $   .23         $   .31       $   .46      $   .65
                                                                       =======         =======       =======      =======
     Diluted                                                           $   .23         $   .31       $   .46      $   .65
                                                                       =======         =======       =======      =======

Funds from operations applicable to
   common stockholders*                                                $ 3,624         $ 2,708       $ 7,157       $ 5,599
                                                                       =======         =======       =======       =======

Funds from operations per common share:
     Diluted                                                           $   .37         $   .47       $   .74       $   .98
                                                                       =======         =======       =======       =======

Weighted average number of common shares outstanding:
     Basic                                                               9,721           5,683         9,691         5,660
                                                                         =====           =====         =====         =====
     Diluted                                                             9,736           5,715         9,712         5,691
                                                                         =====           =====         =====         =====

   Note 1 - Rental income includes straight line rent accruals of $416 and $220 for the six and three months ended June 30, 2004 and $632 and $310 for the six and three months ended June 30, 2003, respectively.
--------------------------------------------------------------------------------


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   * Funds from operations applicable to common stockholders is summarized in the following table:

   Net income                                                          $ 2,221         $ 2,008       $ 4,466      $ 4,207
   Add: depreciation of properties                                       1,138             781         2,161        1,553
   Add:  our share of depreciation in
      unconsolidated joint ventures                                        252             179           504          358
   Add: amortization of capitalized
      leasing expenses                                                      13              13            26           13
   Deduct: gain on sale of real estate                                       -             (14)            -          (14)
   Deduct: preferred distributions                                           -            (259)            -         (518)
                                                                       -------         -------        ------         -----

   Funds from operations applicable to
      common stockholders                                              $ 3,624         $ 2,708       $ 7.157       $ 5,599
                                                                       =======         =======       =======       =======
